Exhibit 10.7.6

COMPHEALTH GROUP, INC.

EXECUTIVE

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of May 15, 2003, is made by and between CompHealth Group, Inc., a Delaware corporation (the “Company”), and SEAN DAILEY (the “Executive”). Capitalized terms used herein and not otherwise defined are defined in Section 8 below.

WHEREAS, the Company and the Executive desire to enter into an agreement pursuant to which, among other things, the Company shall grant to the Executive the option (the “Option”) to acquire 3,305 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to the CompHealth Group, Inc. 2003 Stock Option Plan (the “Plan”). In granting the Executive the Option, the Company is providing the Executive with additional incentive to maximize the Executive’s efforts to develop the Company and its Subsidiaries to the fullest extent possible. Certain provisions of this Agreement are intended for the benefit of the Investors and for the benefit of transferees (other than the Company) of Stockholders Shares previously held by any of the Investors (other than transferees in a Public Sale or in a Sale of the Company) (such Stockholder Shares, the “Investor Shares”) so long as such transferees continue to hold such Investor Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Stock Options.

(a) Option.

(i) Option Grant. The Company hereby grants to the Executive the Option to purchase 3,305 shares of Common Stock (“Option Shares”), at a price per share of $242.19 per share (the “Option Price”). The Option Price and the number of Option Shares will be equitably adjusted for any stock split, stock dividend or reclassification or recapitalization of the Common Stock which occurs subsequent to the date of this Agreement. The Option will expire on the earliest to occur of the following dates (such earliest date is referred to as the “Expiration Date”): (A) the tenth anniversary of the date hereof, (B) sixty (60) days after the effective date of the termination of the Executive’s employment with the Company or a Subsidiary thereof by the Company or such Subsidiary for any reason (whether with or without Cause) (provided that, if Executive’s employment with the Company is terminated by reason of Executive’s death or permanent disability, such period shall be 120 days after the date of such termination), (C) sixty (60) days after the effective date of the voluntary termination of Executive’s employment with the Company or a Subsidiary thereof by the Executive (each date described under (B) or (C) is referred to herein as the “Termination Date”), or (D) the date of consummation of a Sale of the Company in accordance with Section l(a)(iii)(B) below. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(ii) Exercisability. The Option shall vest and become exercisable in accordance with the following schedule (the period covered thereby, the “Vesting Period”), if the Executive is, and has been continuously, employed by the Company or any Subsidiary thereof from the date hereof through such date:

DATE	CUMULATIVE PERCENTAGE OF OPTION SHARES TO BE VESTED
1st Anniversary of the date hereof	25%
2nd Anniversary of the date hereof	50%
3rd Anniversary of the date hereof	75%
4th Anniversary of the date hereof	100%

If the Executive ceases to be employed by the Company and its Subsidiaries on any date prior to the date which is six (6) months after the date hereof (the “Six-Month Date”) (other than pursuant to a termination of the Executive by the Company or its Subsidiaries, as the case may be, without Cause), the Option shall not have vested or become exercisable with respect to any of the Option Shares. If, after the Six-Month Date, the Executive ceases to be employed by the Company and its Subsidiaries on any date other than an anniversary date of the date hereof (after the Six-Month Date and prior to the fourth anniversary of the date hereof), the cumulative percentage of Option Shares to become vested shall be determined on a pro rata basis according to the number of complete calendar months elapsed since the prior anniversary date of the date hereof (it being understood that on the Six-Month Date, the Option shall become vested with respect to 12.5% of the Option Shares). If Executive is terminated by the Company or any of its Subsidiaries without Cause prior to the Six-Month Date, the Option shall become vested with respect to the number of the Option Shares determined on a pro rata basis according to the number of complete calendar months elapsed since the date hereof.

For example: Assume that the Executive was granted the Option to purchase 100 Option Shares. If the Executive voluntarily ceases to be employed by the Company and its Subsidiaries three (3) complete calendar months after the date hereof, no Option Shares shall have vested. If the Executive ceased to be employed by the Company and its Subsidiaries one year and three (3) complete calendar months after the date hereof, 31.25 Option Shares shall have vested: This second result would not change if the Executive’s employment instead ceased one year, three complete calendar months and fifteen days after the date hereof.

(iii) Accelerated Vesting on Sale of the Company.

(A) Notwithstanding anything to the contrary in Section 1 (a)(ii) above but subject to Section 1(a)(iii)(B) below, in the event of a Sale of the Company, the Option will vest and become exercisable immediately prior to the consummation of such Sale of the Company with respect to 100% of the unvested Option Shares, if such Sale of the Company is a Qualified Sale of the Company, and with respect to 25% of the unvested Option Shares, if such Sale of the Company is a Non-Qualified Sale of the Company, so long as the Executive is, and has been continuously, employed by the Company or any Subsidiary thereof from the date hereof through the date of the consummation of such Sale of the Company. All Option Shares which remain unvested after application of the preceding sentence shall vest monthly on a pro rata basis over the remainder of the Vesting Period commencing on the date of consummation of the Sale of the Company (or, if later, the Six-Month Date) so long as the Executive is, and has been continuously employed by the Company or any Subsidiary thereof from the date hereof through such date (with the cumulative percentage of Option Shares vested on any given date based on the number of complete calendar months elapsed since the Sale of the Company).

For example: Assume that the Executive was granted the Option to purchase 100 Option Shares. If a Sale of the Company (which is not a Qualified Sale of the Company) occurs three (3) complete calendar months after the date hereof and the Executive is employed through the consummation of the Sale of the Company, 25% of the Option Shares shall vest upon such Sale of the Company and all remaining Option Shares shall vest monthly on a pro rata basis beginning on the Six-Month Date so long as the Executive continues to be employed by the Company or its Subsidiaries. If a Sale of the Company occurs one year and three (3) complete calendar months after the date hereof 17.19 Option Shares (or 25% of the 68.75 unvested Option Shares) shall vest upon such Sale of the Company (in addition to the 31.25 Option Shares already vested as of such date) and the remaining 51.56 unvested Option Shares shall vest monthly on a pro rata basis over the remaining Vesting Period (based upon the number of complete calendar months elapsed) so long as the Executive continues to be employed by the Company or its Subsidiaries.

(B) Notwithstanding anything to the contrary in Section l(a)(ii) or l(a)(iii)(A) above, upon any Sale of the Company (whether or not a Qualified Sale of the Company), the Board may in its sole discretion elect (if it so desires and without any obligation to do so) to terminate the Options, effective upon consummation of such Sale of the Company, in which case, in the Board’s discretion, (x) the Option shall vest and become exercisable with respect to all of the Option Shares immediately prior to the consummation of such Sale of the Company, and the Executive shall be given an opportunity to exercise the Option simultaneously with the consummation of the Sale of the Company and, if the Executive exercises the Option, to participate in such Sale of the Company as a holder of Common Stock or (y) after giving effect to the provisions of Section l(a)(iii)(A) above, the Option shall cease to vest and become exercisable and the holder of the Option shall be entitled to receive consideration in an amount equal to the number of shares of Common Stock then issuable upon exercise of the Option multiplied by the difference between (1) the consideration received for each share of Common Stock in such Sale of the Company (if other than cash, valued by the Board in its reasonable discretion) and (2) the applicable Option Price.

(iv) Qualified Public Offering. Notwithstanding anything to the contrary in Section 1(a)(ii) above, if the Company consummates a Public Offering prior to the date on which the Option has otherwise become exercisable with respect to all of the Option Shares, the Option will vest and become exercisable immediately prior to consummation of such Public Offering with respect to 50% of the unvested Option Shares, if such Public Offering is a Qualified Public Offering, and with respect to 25% of the unvested Option Shares, if such Public Offering is a Non-Qualified Public Offering, so long as the Executive is, and has been continuously, employed by the Company or any Subsidiary from the date hereof through the date of the consummation of such Public Offering. All Option Shares which remain unvested after application of the preceding sentence shall vest monthly on a pro rata basis over the remainder of the Vesting Period commencing on the date of the consummation of the Public Offering (or, if later, the Six-Month Date) so long as the Executive is, and has been continuously, employed by the Company or any Subsidiary thereof from the date hereof through such date (with the cumulative percentage of Option Shares vested on any given date based on the number of complete calendar months elapsed since the Public Offering).

(v) Procedure for Exercise. At any time after the Option has vested and become exercisable with respect to any of the Option Shares and prior to the Expiration Date, the Executive may exercise all or any portion of the Option with respect to Option Shares vested pursuant to Sections 1(a)(ii), 1(a)(iii) or 1(a)(iv) above by delivering written notice of exercise to the Company, together with (1) a written acknowledgment reaffirming the representations and warranties set forth in this Agreement and agreeing to be bound by all of the terms and conditions contained herein and in the Plan and counterpart signature pages to the Stockholders Agreement, upon execution of which the Executive shall become a party to such agreements as contemplated by Section 7 hereof and (2) payment in full of the Option Price with respect to the Option Shares being acquired in such exercise of the Option. The Option Price shall be paid by (I) delivery of a cashier’s, personal or certified check or wire transfer of immediately available funds in the amount of the Option Price with respect to the Option Shares being acquired in such exercise of the Option, (II) the surrender to the Company of shares of Common Stock having an aggregate Fair Market Value equal to the Option Price, so long as such shares of Common Stock are not Executive Securities held by the Executive for less than six months or, if the Board in its sole discretion agrees, (III) a cashless exercise procedure if one has been established by the Board.

(b) Securities Laws Restrictions. The Executive represents that when the Executive exercises the Option he will be purchasing Option Shares for the Executive’s own account and not on behalf of others. The Executive understands and acknowledges that federal and state securities laws govern and restrict the Executive’s right to offer, sell or otherwise dispose of any Option Shares unless the Executive’s offer, sale or other disposition thereof is registered under the Securities Act and state securities laws or, in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration thereunder. The Executive agrees that he will not offer, sell or otherwise dispose of any

Option Shares in any manner which would: (i) require the Company to file any registration statement (or similar filing under state law) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. The Executive further understands that the certificates for any Option Shares the Executive purchases will bear the legend set forth in Section 4 hereof or such other legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(c) Non-Transferability of Option. The Option is personal to the Executive and is not transferable by the Executive. Only the Executive shall be entitled to exercise the Option; provided that, in the event of the Executive’s death, the Option may be exercised only (i) by the executor or administrator of the Executive’s estate or the Person or Persons to whom the Executive’s rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Executive was entitled to exercise the Option hereunder at the date of his death. In the event of an exercise of the Option by a Person other than the Executive pursuant to the proviso in the preceding sentence, all references in this Agreement to actions to be taken and representations to be made by the Executive in connection with such exercise shall be deemed to be references to such Person.

(d) Conformity with Plan. The Option and the Option Shares are intended to conform in all respects with, and be subject to all applicable provisions of, the Plan, which is hereby incorporated herein by reference in its entirety. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement, but only to the extent of such inconsistencies. By executing this Agreement, the Executive acknowledges his receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

(e) Rights of Participants. Except as expressly provided herein, nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Executive’s employment at any time (with or without Cause), nor confer upon the Executive any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue his present (or any other) rate of compensation, and, in the event of the Executive’s termination of employment (including, but not limited to, the Executive’s termination of employment by the Company or any Subsidiary without Cause) the Option, if not previously vested and exercisable, will be forfeited. Nothing in this Agreement shall confer upon the Executive any right to be selected again as a Plan participant.

(f) Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from the Executive from any amounts due and payable by the Company to the Executive (or secure payment from the Executive in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable hereunder, and the Company may defer such issuance unless indemnified by the Executive to its satisfaction.

2. Repurchase Obligation.

(a) In the event the Executive ceases to be employed by the Company and its Subsidiaries for any reason (the “Termination”), the Executive Securities (whether held by the Executive or one or more of the Executive’s Permitted Transferees (as defined in the Stockholders Agreement)) will be subject to repurchase by the Company and the holders of Investor Shares pursuant to the terms and conditions set forth in this Section 2 (the “Repurchase Option”), The Repurchase Option for any Executive Securities shall become effective on the later of the date the Executive has held the Executive Securities for six months or the date of the Termination (the “Repurchase Date”).

(b) If the Executive’s employment with the Company and its Subsidiaries is (i) terminated by the Company or any such Subsidiary without Cause or (ii) voluntarily terminated by the Executive and, at the time of such termination, Executive could not have been terminated by the Company or such Subsidiary with Cause, the purchase price for the Executive Securities shall be the Fair Market Value thereof on the Repurchase Date. If the Executive’s employment with the Company and its Subsidiaries is terminated by the Company or any such Subsidiary for Cause, the purchase price for the Executive Securities shall be the lower of Fair Market Value on the Repurchase Date and Original Cost thereof.

(c) The holders of Investor Shares may elect to purchase all or any portion of the Executive Securities by delivering written notice (the “Repurchase Notice”) to the Executive and the Company within 45 days after the Repurchase Date. The Repurchase Notice will set forth the Executive Securities to be acquired from each holder, the aggregate consideration to be paid for such Executive Securities and the time and place for the closing of the transaction. The number of Executive Securities to be repurchased by the holders of Investor Shares shall first be satisfied, to the extent possible, from the Executive Securities held by the Executive at the time of delivery of the Repurchase Notice. In the event that the holders of Investor Shares elect to purchase more Executive Securities than are available, then the number of Executive Securities to be purchased by each such holder that has elected to purchase more than its pro rata share of Executive Securities (based upon the number of shares of Investor Shares held by all such holders of Investor Shares that are participating in such repurchase) shall be reduced on a pro rata basis in proportion to the number of Investor Shares held by all holders that have elected to purchase more than their pro rata share that are not owned by such holder.

(d) If for any reason the holders of Investor Shares do not elect to purchase all of the Executive Securities pursuant to the Repurchase Option, the Company shall be required to exercise the Repurchase Option for the Executive Securities which the holders of Investor Shares have not elected to purchase (the “Available Shares”). As soon as practicable, and in any event within five (5) days after the expiration of such 45-day period, the Company shall deliver written notice (the “Supplemental Repurchase Notice”) to the Executive and each holder of Investor Shares exercising the Repurchase Option setting forth the number of Executive Securities which such holder of Investor Shares and the Company is purchasing, the aggregate purchase price for such Executive Securities and the time and place of the closing of the transaction.

(e) The closing of the purchase of the Executive Securities pursuant to the Repurchase Option (the “Closing”) shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date, subject to clause (f) below, shall not be more than ten (10) days nor less than five (5) days after the delivery of such notice (but in any event shall be no earlier than ten (10) days after the final determination of Fair Market Value). Subject to clause (f) below, the Company and/or the holders of Investor Shares, as the case may be, will pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds to the holders of the Executive Securities. The Company and the holders of Investor Shares will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers’ signatures be guaranteed.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Company’s exercise of the Repurchase Option shall be subject to applicable restrictions contained in applicable law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Securities hereunder which the Company is otherwise required to make or create a default thereunder, the time periods provided in this Section 2 and the Closing (with respect to the Company) shall be suspended, and the Company may make such repurchases under this Section 2 as soon as it is permitted to do so under such restrictions (and the Company shall inform the Executive of such restrictions in the Supplemental Repurchase Notice) and shall consummate such repurchase of Executive Securities promptly following the cessation of all such restrictions thereon (by giving the holder or holders of Executive Securities a new Supplemental Repurchase Notice). In addition, notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to suspend the Closing if, and for so long as, the Board determines in its good faith judgment that the consummation of the Closing could have an adverse effect in any material respect on (i) any pending or contemplated financing, acquisition, or other transaction or development involving the Company or any of its subsidiaries or (ii) the business, financial condition or prospects of the Company and its subsidiaries taken as a whole.

(g) Notwithstanding anything to the contrary contained in this Agreement, a holder of Investor Shares can elect to terminate the exercise of its Repurchase Option in whole or in part by providing notice to the Company, the holders of Investor Shares and the Executive at least ten days prior to the Closing, in which case the other holders of Investor Shares may elect to purchase all or any portion of the newly-available Executive Securities by delivering written notice to the Executive, the Company and the holders of Investor Shares within 5 days after the receipt of such notice that such Executive Securities are newly available. In the event that the holders of Investor Shares elect to purchase more newly-available Executive Securities than are available, then the number of newly-available Executive Securities to be purchased by each such holder that has elected to purchase more than its pro rata share of newly-available Executive Securities (based upon the number of shares of Investor Shares held by all such holders of Investor Shares participating in such purchase) shall be reduced on a pro rata basis in proportion to the number of Investor Shares held by all holders that have elected to purchase more than their pro rata share that are not owned by such holder. If for any reason the holders of Investor Shares do not elect to purchase all of the newly-available Executive Securities pursuant to this paragraph, the Company shall be required, subject to the application of Section 2(f), to exercise the Repurchase Option for the newly-available Executive Securities which the holders of Investor Shares have not elected to purchase.

(h) The right of the Company and the holders of Investor Shares to repurchase Executive Securities pursuant to this Section 2 shall terminate upon the consummation of a Public Offering.

(i) Notwithstanding anything to the contrary in this Agreement, in the event the Company decides to defer the exercise of the Repurchase Option pursuant to Section 2(f), the Executive’s Option exercise period, for all unexercised Option Shares, as provided in Sections l(a)(i)(B) and (C) shall be extended for a period equal to the time which elapses from the effective date of the Repurchase Option, for the shares for which the Company desires to defer the Repurchase Option, until the date that the Company exercises the Repurchase Option; provided, however, in no way shall any extension of the Executive’s exercise period set forth in Sections l(a)(i)(B) and (C) delay the application of Sections l(a)(i)(A) and (D).

3. Sale of the Company.

(a) If a Sale of the Company is approved in accordance with Section 7 of the Stockholders Agreement (an “Approved Sale”), each holder of Executive Securities shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, the holders of Executive Securities shall waive any dissenters rights, appraisal rights or similar rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, the holders of Executive Securities shall agree to sell all of their Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Supermajority Vote (as defined in the Stockholders Agreement). The Executive shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Person(s) entitled to request the Stockholders to take such actions pursuant to the Stockholders Agreement.

(b) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the 1933 Act by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Executive, together with the Company’s other senior management employees which have entered into Stock Option Agreements with the Company (such other senior management employees, the “Other Executives”), shall at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 under the 1933 Act) reasonably acceptable to the Company. If the Executive and the Other Executives appoint a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if the Executive or any Other Executive declines to appoint the purchaser representative designated by the Company, the Executive or such Other Executive, as the case may be, shall appoint another purchaser representative (reasonably acceptable to the Company), and such person shall be responsible for the fees of the purchaser representative so appointed unless such person is an Accredited Investor (as defined in Rule 501).

4. Legend. Each certificate evidencing Executive Securities and each certificate issued in exchange for or upon the transfer of any Executive Securities (if such shares remain Executive Securities as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE OPTIONS AND CERTAIN OTHER RESTRICTIONS SPECIFIED IN (1) A STOCK OPTION AGREEMENT, DATED AS OF MAY 15, 2003, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE ISSUER (THE “COMPANY”) AND SEAN DAILEY AND (2) A SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF MARCH 25, 2003, AS AMENDED AND MODIFIED FROM TIME TO TIME, BETWEEN THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates evidencing Executive Securities. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Executive Securities in accordance with the definition thereof.

5. Transfer.

(a) Executive Securities shall be subject to the transfer restrictions set forth in, and may not be transferred except as expressly permitted by, the Stockholders Agreement.

(b) Prior to transferring any Executive Securities (other than in a Public Sale) to any Person, the transferor shall cause the prospective transferee to execute and deliver to the Company a counterpart of this Agreement and the Stockholders Agreement. The Executive acknowledges and agrees that the Executive Securities are subject to the restrictions on transfer set forth herein and therein.

(c) The Company will not be required (i) to transfer on its books any Executive Securities which have been sold or transferred in violation of any of the provisions set forth in this Agreement or the Stockholders Agreement, or (ii) to treat as owner of such shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares have been transferred in violation of this Agreement or the Stockholders Agreement.

(d) To the extent not inconsistent with applicable law, each holder of Executive Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the period (the “LockUp Period”) prior to and after the effective date of any Public Offering that is agreed to by the underwriter managing such Public Offering and the Company.

6. Executive Representations. The Executive hereby represents and warrants to the Company that (i) the Option to be acquired by the Executive pursuant to this Agreement and the Option Shares to be acquired upon exercise of the Option will be acquired for the Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws, (ii) the Executive is an executive officer of the Company or one of its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Option Shares, (iii) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (iv) the Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (other than the Company) and (v) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

7. Assumption of Obligations. The Executive hereby agrees that, upon exercise of all or any portion of the Option, he shall become subject to all of the rights and obligations and bound by all of the terms and conditions set forth in, and shall at such time become a party to, the Stockholders Agreement by executing a counterpart signature page thereto as an Executive and a Stockholder (as such terms are defined in the Stockholders Agreement) under such Stockholders Agreement.

8. Definitions.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Board” means the Company’s board of directors.

“Cause” shall mean (a) commission of an act of fraud or embezzlement (including, without limitation the unauthorized disclosure of confidential or proprietary information of the Company or any of its Subsidiaries which results in a material financial loss to the Company or any of its Subsidiaries), (b) commission of a felony, (c) willful misconduct as an employee of the Company or any of its Subsidiaries, (d) failure to render services to the Company or any of its Subsidiaries in accordance with employment duties or Board instructions which failure amounts to a material neglect of duties to the Company or any of its Subsidiaries or failure to perform such duties at a satisfactory level as determined by the Board in its reasonable good faith judgment and (e) material breach of any agreements with the Company or any of its subsidiaries to which such person is party; provided, however, that, if the Executive is or was at any time party to an employment agreement with the Company or any Subsidiary thereof in which “Cause” is defined, “Cause” shall have the meaning assigned to such term in such employment agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Executive Securities” means, collectively, all Option Shares issued with respect to the Option. Executive Securities will continue to be Executive Securities in the hands of any holder other than the Executive (except for the Company and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities will succeed to all rights and obligations attributable to the Executive as a holder of Executive Securities hereunder. Executive Securities will also include shares of the Company’s capital stock issued with respect to Executive Securities by way of a stock split, stock dividend, recapitalization or otherwise.

“Fair Market Value” has the meaning assigned to such term in the Plan (without taking into account minority or liquidity discounts).

“Initial Investor Equity” means the aggregate amount of capital invested by the Investors in the Company pursuant to the Recapitalization Agreement and pursuant to Section 10(b) of the stockholders agreement, dated as of December 31, 1998, by and among the Company and certain of its stockholders named therein.

“Investors” means, collectively, Nassau Capital Partners II L.P., NAS Partners I, L.L.C., Acacia Venture Partners, L.P., South Pointe Venture Partners, L.P., New Enterprise Associates, Limited Partnership, New Enterprise Associates VIII, Limited Partnership, NEA Ventures 1998, L.P., NEA Presidents Fund, L.P., New Enterprise Associates 10, Limited Partnership, New Enterprise Associates 8A, Limited Partnership, Charles Linehan, Frazier Healthcare IV, L.P., Frazier Affiliates IV, L.P., Prospect Venture Partners II, L.P., and Prospect Associates II, L.P.

“Non-Qualified Public Offering” means any Public Offering which is not a Qualified Public Offering.

“Non-Qualified Sale of the Company” means any Sale of the Company which is not a Qualified Sale of the Company.

“Original Cost” means, with respect to each Option Share the Option Price in effect at the time of exercise of the Option with respect such Option Share (as proportionately adjusted for all stock splits, stock dividends, reverse stock splits, and other recapitalizations subsequent to the exercise of the Option with respect to such Option Share).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in a bona fide underwritten public offering registered under the Securities Act of shares of the Company’s equity securities approved by the Board.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 or Rule 144A promulgated under the Securities Act effected through a broker, dealer or market maker.

“Qualified Public Offering” means the sale in a bona fide Public Offering of the Company’s equity securities which yields (i) if such Public Offering occurs prior to the second anniversary of the Closing Date (as defined in the Recapitalization Agreement), net cash proceeds to the Investors with respect to the Initial Investor Equity greater than three (3) times the Initial Investor Equity and (ii) if such Public Offering occurs on or after the second anniversary of the Closing Date, net cash proceeds to the Investors with respect to the Initial Investor Equity greater than four (4) times the Initial Investor Equity.

“Qualified Sale of the Company” means a Sale of the Company to an unrelated third party in a transaction which yields (i) if such Sale of the Company occurs prior to the second anniversary of the Closing Date, net cash proceeds to the Investors with respect to the Initial Investor Equity greater than three (3) times the Initial Investor Equity and (ii) if such Sale of the Company occurs on or after the second anniversary of the Closing Date, net cash proceeds to the Investors with respect to the Initial Investor Equity greater than four (4) times the Initial Investor Equity.

“Recapitalization Agreement” means that certain Recapitalization Agreement, dated as of December 24, 1998, by and among HealthSouth Corporation, those Persons listed on the Schedule of Purchases attached thereto, and those Persons listed on the Schedule of CompHealth Entities attached thereto.

“Sale of the Company” means (a) any sale of all or substantially all (as described in the commentary to the Model Business Corporation Act) of the assets of the Company and its subsidiaries on a consolidated basis in one transaction or series of related transactions (but excluding sales to Affiliates), (b) any sale of all or substantially all of the Common Stock in one transaction or series of related transactions or (c) a merger or consolidation, exchange of capital stock, or other transaction which accomplishes one of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement, dated as of March 25, 2003, by and among the Company and certain of its stockholders named therein, as amended from time to time in accordance with its terms.

“Stockholder Shares” has the meaning assigned to such term in the Stockholders Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or on the date of actual receipt, if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and the Executive at the addresses indicated below or to such other address or to the attention of such other person as the receipt party has specified by prior written notice to the sending party.

If to the Company:

CompHealth Group, Inc.

4021 South 700 East

Suite 300

Salt Lake City UT 84107

Attention: Michael R. Weinholtz, Chief Executive Officer

with a copy (which shall not constitute notice) to:

New Enterprise Associates

2490 Sand Hill Road

Menlo Park, CA 94025

Attention: Charles M. Linehan

Telephone: (650) 854-9499

Facsimile: (650) 854-9397

and

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Attention: William S. Kirsch, P.C.

                  Jeffrey Seifman

to the Executive:

Sean Dailey

c/o CompHealth Group, Inc.

4021 South 700 East

Suite 300

Salt Lake City, UT 84107

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

11. Complete Agreement. Except as otherwise expressly set forth herein, this document, together with the Plan, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective heirs, successors and assigns, except that the Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

14. Governing Law. The corporate law of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

15. Amendment and Waiver. Except as otherwise set forth herein and in the Plan, the provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

16. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by such parties, and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the authorship of any of the provisions of this Agreement.

*    *    *     *    *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement on the day and year first above written.

COMPHEALTH GROUP, INC.

By:	/s/ Michael R. Weinholtz
Name:	Michael R. Weinholtz
Title:	CEO

/s/ Sean Dailey
SEAN DAILEY